Exhibit A-46

STATE OF NEW JERSEY

DEPARTMENT OF TREASURY

SHORT FORM STANDING

SUPERMARKETS OIL COMPANY, INC.

8719823000

I, the Treasurer of the State of New Jersey, do hereby certify that the above-named New Jersey Domestic Profit Corporation was registered by this office on March 12, 1963.

As of the date of this certificate, said business continues as an active business in good standing in the State of New Jersey, and its Annual Reports are current.

I further certify that the registered agent and registered office are:

XI Corporation Service Inc

691 State Highway 33

Trenton, NJ 08619

CERTIFICATE OF INCORPORATION OF SUPERMARKETS OIL COMPANY, INC.

This is to certify that we, the undersigned, do hereby associate ourselves into a corporation under and by virtue of Title 14 of the revised Statutes of New Jersey, 1937, and the several supplements thereto and acts amendatory thereof, and do severally agree to take the number of shares of capital stock set opposite our respective names.

1. The name of the corporation is SUPERMARKETS OIL COMPANY, INC.

2. The location of the principal office in this state is 1416 Morris Avenue, Union, New Jersey.

3. The name of the agent therein and in charge thereof upon whom process against this corporation may be served is MILTON PERLMUTTER.

4. The objects for which this corporation is formed are:

A. To engage in the business of operating

gasoline service stations and retail stores to sell gasoline, petroleum and related products and any and all items normally sold in gasoline service stations, hardware stores, supermarket stores, garden supply stores, and auto supply stores, and to engage in the business of selling at retail and wholesale any and all gasoline and petroleum products incidental and related thereto and to maintain and conduct food markets and supermarkets and to establish and conduct general stores, shops and offices for the transaction of every kind of mercantile business and in connection therewith, but without limiting the generality thereof:

(1) To grow, produce, manufacture, process, refine, pack, freeze, bottle, can or other-wise prepare for sale, at wholesale and retail and to deal in gasoline, food, petroleum, food products, toys, cosmetics, drugs, hardware, cigarettes. alcoholic beverages, magazines and related products of any and every description.

(2) To purchase, receive on consignment, to sell or to barter commodities and goods of every nature and description.

(3) TO ERECT, CONSTRUCT, OCCUPY, LEASE, BUY, SELL AND OPERATE STORES, DEPARTMENTS, CONCESSIONS, PUBLIC AND PRIVATE WAREHOUSES AND DISTRIBUTION FACILITIES OF ALL KINDS IN CONNECTION WITH THE FOREGOING PURPOSES.

(4) TO OWN, TO LEASE, AND TO DEAL IN PROPERTY OF ALL KINDS, BOTH REAL AND PERSONAL, TANGIBLE AND INTANGIBLE.

(5) TO DO EVERYTHING NECESSARY, PROPER, ADVISABLE OR CONVENIENT FOR THE ACCOMPLISHMENT OF THE PURPOSES HEREINABOVE SET FORTH AND TO DO ALL OTHER THINGS INCIDENTAL THERETO OR CONNECTED THEREWITH WHICH ARE NOT FORBIDDEN BY TITLE 14 OF THE REVISED STATUTES OF NEW JERSEY, OTHER LAW, OR BY THIS CERTIFICATE OF INCORPORATION.

(6) TO CARRY OUT THE PURPOSES AND POWERS HEREIN SET FORTH IN ANY STATE, TERRITORY, DISTRICT OR POSSESSION OF THE UNITED STATES OR ANY FOREIGN COUNTRY TO THE EXTENT THAT SUCH PURPOSES ARE NOT FORBIDDEN BY THE LAW OF SUCH PLACES; AND, IN THE CASE OF ANY SUCH PLACE IN WHICH ONE OR MORE OF SUCH PURPOSES ARE FORBIDDEN BY LAW, TO LIMIT THE PURPOSE OR PURPOSES WHICH THE CORPORATION PROPOSES TO CARRY OUT IN SUCH PLACE TO SUCH PURPOSE OR PURPOSES AS ARE NOT FORBIDDEN BY THE LAW THEREOF IN ANY CERTIFICATE OR APPLICATION TO DO BUSINESS IN SUCH PLACE.

B. SUBJECT TO ANY SPECIFIC WRITTEN LIMITATIONS OR RESTRICTIONS IMPOSED BY LAW AND IN FURTHERANCE OF THE OBJECTS AND PURPOSES SET FORTH HEREINABOVE, THE CORPORATION SHALL HAVE AND EXERCISE THE FOLLOWING SPECIFIC POWERS:

(1) TO HAVE THE CAPACITY TO ACT POSSESSED BY NATURAL PERSONS.

(2) TO ELECT OR APPOINT OFFICERS AND AGENTS AND DEFINE THEIR DUTIES AND FIX THEIR COMPENSATION.

(3) TO ACT IN THE STATE OF NEW JERSEY AND IN ANY STATE,

TERRITORY, DISTRICT OR POSSESSION OF THE UNITED STATES OR IN ANY FOREIGN COUNTRY IN THE CAPACITY OF, OR REPRESENTATIVE FOR, ANY INDIVIDUAL, ASSOCIATION, CORPORATION OR OTHER LEGAL ENTITY RESPECTING ANY BUSINESS, THE PURPOSES OF WHICH ARE SIMILAR TO THE PURPOSES SET FORTH IN PARAGRAPH A HEREOF.

(4) TO ACQUIRE, (BY PURCHASE, EXCHANGE, LEASE, HIRE OR OTHERWISE), HOLD, OWN, IMPROVE, MANAGE, OPERATE, LET AS LESSOR, SELL, CONVEY OR MORTGAGE, EITHER ALONE OR IN CONJUNCTION WITH OTHERS, REAL ESTATE OF EVERY KIND, CHARACTER AND DESCRIPTION WHATSOEVER AND WHERESOEVER SITUATED AND HAVE ANY INTEREST THEREIN.

(5) TO ACQUIRE, (BY PURCHASE, EXCHANGE, LEASE, HIRE OR OTHERWISE), HOLD, OWN, MANAGE OPERATE, MORTGAGE, PLEDGE, HYPOTHECATE, EXCHANGE, SELL, DEAL IN, AND DISPOSE OF, EITHER ALONE OR IN CONJUNCTION WITH OTHERS, PERSONAL PROPERTY AND COMMODITIES OF EVERY KIND, CHARACTER AND DESCRIPTION WHATSOEVER AND WHERESOEVER SITUATED AND ANY INTEREST THEREIN.

(6) TO PURCHASE, TAKE, RECEIVE, SUBSCRIBE FOR, OR OTHERWISE ACQUIRE, OWN HOLD, VOTE, USE, EMPLOY, SELL, MORTGAGE, LEND, PLEDGE, OR OTHERWISE DISPOSE OF AND OTHERWISE USE AND DEAL IN AND WITH SHARES OR OTHER INTERESTS IN OR OBLIGATIONS OF, OTHER DOMESTIC OR FOREIGN CORPORATIONS, ASSOCIATIONS, PARTNERSHIPS, OR INDIVIDUALS, OR DIRECT OR INDIRECT OBLIGATIONS OF THE UNITED STATES OR ANY GOVERNMENT, STATE, TERRITORY, GOVERNMENTAL DISTRICT OR MUNICIPALITY, OR ANY INSTRUMENTALITY THEREOF.

(7) TO PURCHASE, TAKE, RECEIVE, OR OTHERWISE ACQUIRE, HOLD, OWN, PLEDGE, TRANSFER, SELL OR OTHERWISE DISPOSE OF, THE SHARES OF THE CORPORATION.

(8) TO ACQUIRE, (BY APPLICATION, ASSIGNMENT, PURCHASE, EXCHANGE, LEASE, HIRE OR OTHERWISE), HOLD, OWN, USE, LICENSE, LEASE, SELL, CONVEY OR MORTGAGE, EITHER ALONE OR IN CONJUNCTION WITH OTHERS, THE ABSOLUTE OR ANY PARTIAL OR QUALIFIED INTEREST IN AND TO CHARTER, FRANCHISE, LICENSES, PERMITS, WHETHER INDETERMINATE OR OTHERWISE, CERTIFICATES OF

CONVENIENCE AND NECESSITY, CERTIFICATES OF AUTHORITY, MEMBERSHIPS, SEATS ON COMMODITY AND OTHER EXCHANGES AND OTHER AUTHORIZATION INCLUDING BUT NOT LIMITING THE GENERALITY THEREOF, AUTHORIZATION AND LICENSES TO CONDUCT PUBLIC WAREHOUSES FOR COMMODITIES OR OTHER PERSONAL PROPERTY OF ALL KINDS.

(9) TO ACQUIRE, (BY APPLICATION, ASSIGNMENT, PURCHASE, EXCHANGE, LEASE, HIRE OR OTHERWISE), HOLD, OWN, USE, LICENSE, LEASE AND SELL, EITHER ALONE OR IN CONJUNCTION WITH OTHERS, THE ABSOLUTE OR ANY PARTIAL OR QUALIFIED INTEREST IN AND TO INVENTIONS, IMPROVEMENTS, LETTERS PATENT AND APPLICATIONS THEREFOR, LICENSES, FORMULAS, PRIVILEGES, PROCESSES, COPYRIGHTS AND APPLICATIONS THEREFOR, TRADE MARKS AND APPLICATIONS THEREFOR, AND TRADE NAMES AND APPLICATIONS THEREFOR.

(10) TO ACQUIRE, (BY PURCHASE, EXCHANGE, LEASE, HIRE OR OTHERWISE) HOLD, OWN, USE, ASSIGN, LEASE, SELL, CONVEY OR MORTGAGE, EITHER ALONE OR (IN CONJUNCTION WITH OTHERS, THE RIGHTS, PROPERTY AND BUSINESS OF ANY PERSONS ENTITY, PARTNERSHIP, ASSOCIATION OR CORPORATION HERETOFORE OR HEREAFTER ENGAGED IN ANY BUSINESS, THE PURPOSE OF WHICH IS SIMILAR TO THE PURPOSES SET FORTH IN PARAGRAPH A HEREOF.

(11) TO ENTER INTO ANY LAWFUL ARRANGEMENTS FOR SHARING PROFITS, UNION OF INTEREST, RECIPROCAL ASSOCIATIONS OR COOPERATIVE ASSOCIATIONS WITH ANY CORPORATION, ASSOCIATION, PARTNERSHIP, INDIVIDUAL OR OTHER LEGAL ENTITY FOR THE CARRYING ON OF ANY BUSINESS, THE PURPOSE OF WHICH IS SIMILAR TO THE PURPOSES SET FORTH IN PARAGRAPH A HEREOF AND TO ENTER INTO ANY GENERAL OR LIMITED PARTNERSHIP, THE PURPOSE OF WHICH IS SIMILAR TO SUCH PURPOSES.

(12) TO ENTER INTO, MAKE, PERFORM AND CARRY OUT OR CANCEL AND RESCIND CONTRACTS FOR ANY LAWFUL PURPOSE PERTAINING TO ITS BUSINESS.

(13) TO MAKE ANY GUARANTEE RESPECTING STOCKS, DIVIDENDS, SECURITIES, INDEBTEDNESS, INTEREST, CONTRACTS, OR OTHER OBLIGATIONS CREATED BY ANY INDIVIDUAL, PARTNERSHIP, ASSOCIATION, CORPORATION OR OTHER ENTITY.

(14) TO BORROW OR RAISE MONIES FOR ANY OF THE PURPOSES OF THE CORPORATION SET FORTH IN PARAGRAPH A HEREOF AND FROM TIME TO TIME WITHOUT LIMIT AS TO AMOUNT; TO EXECUTE, ACCEPT, ENDORSE AND DELIVER AS EVIDENCE OF SUCH BORROWING, ALL KINDS OF SECURITIES, INCLUDING BUT WITHOUT LIMITING THE GENERALITY THEREOF, PROMISSORY NOTES, DRAFTS, BILLS OF EXCHANGE, WARRANTS, BONDS, DEBENTURES AND OTHER NEGOTIABLE OR NON-NEGOTIABLE INSTRUMENTS AND EVIDENCES OF INDEBTEDNESS; AND TO SECURE THE PAYMENT AND FULL PERFORMANCE OF SUCH SECURITIES BY MORTGAGE OR BY PLEDGE, CONVEYANCE OR ASSIGNMENT IN TRUST OF THE WHOLE OR ANY PART OF THE ASSETS OF THE CORPORATION, REAL, PERSONAL, OR MIXED, INCLUDING CONTRACT RIGHTS, WHETHER AT THE TIME OWNED OR THEREAFTER ACQUIRED.

(15) TO LEND MONEY FOR ANY OF THE PURPOSES SET FORTH IN PARAGRAPH A HEREOF, INVEST ITS FUNDS FROM TIME TO TIME AND TAKE AND HOLD REAL AND PERSONAL PROPERTY AS SECURITY FOR THE PAYMENT OF FUNDS SO LOANED OR INVESTED.

(16) THE CORPORATION SHALL INDEMNIFY ANY DIRECTOR, OFFICER, OR EMPLOYEE, OR FORMER DIRECTOR, OFFICER, OR EMPLOYEE OF THE CORPORATION, OR ANY PERSON WHO MAY HAVE SERVED AT ITS REQUEST AS A DIRECTOR, OFFICER OR EMPLOYEE OF ANOTHER CORPORATION IN WHICH IT OWNS SHARES OF CAPITAL STOCK, OR OF WHICH IT IS A CREDITOR, AGAINST EXPENSES ACTUALLY AND NECESSARILY INCURRED BY HIM IN CONNECTION WITH THE DEFENSE OF ANY ACTION, SUIT OR PROCEEDINGS IN WHICH HE IS MADE A PARTY BY REASON OF BEING OR HAVING BEEN SUCH DIRECTOR, OFFICER OR EMPLOYEE, EXCEPT IN RELATION TO MATTERS AS TO WHICH HE SHALL BE ADJUDGED IN SUCH ACTION, SUIT, OR PROCEEDINGS TO BE LIABLE FOR NEGLIGENCE OR MISCONDUCT IN THE PERFORMANCE OF DUTY. THE CORPORATION MAY ALSO REIMBURSE TO ANY DIRECTOR, OFFICER OR EMPLOYEE THE REASONABLE COSTS OF SETTLEMENT OF ANY SUCH ACTION, SUIT OR PROCEEDINGS, IF IT SHALL BE FOUND BY A MAJORITY OF A COMMITTEE COMPOSED OF THE DIRECTORS NOT INVOLVED IN THE MATTER IN CONTROVERSY (WHETHER OR NOT A QUORUM) THAT IT WAS TO THE INTERESTS OF THE CORPORATION THAT SUCH SETTLEMENT BE MADE AND THAT SUCH DIRECTOR, OFFICER OR EMPLOYEE WAS NOT GUILTY OF NEGLIGENCE OR MISCON-

DUCT. SUCH RIGHTS OF INDEMNIFICATION AND REIMBURSEMENT SHALL NOT BE DEEMED EXCLUSIVE OF ANY OTHER RIGHTS TO WHICH SUCH DIRECTOR, OFFICER OR EMPLOYEE MAY BE ENTITLED UNDER ANY BY-LAW, AGREEMENT, VOTE OF SHAREHOLDERS, OR OTHERWISE.

(17) THE CORPORATION SHALL ALSO HAVE POWER TO CONDUCT ITS BUSINESS IN ALL ITS BRANCHES, HAVE ONE OR MORE OFFICES, AND UNLIMITEDLY TO HOLD, PURCHASE, MORTGAGE AND CONVEY REAL AND PERSONAL PROPERTY IN ANY STATE, TERRITORY, DISTRICT OR POSSESSION OF THE UNITED STATES AND IN ANY FOREIGN COUNTRY OR PLACE.

(18) TO HAVE AND EXERCISE ALL POWERS NECESSARY OR CONVENIENT TO EFFECT ANY OR ALL OF THE PURPOSES FOR WHICH THE CORPORATION IS ORGANIZED.

5. THE TOTAL AUTHORIZED CAPITAL STOCK OF THIS CORPORATION IS ONE THOUSAND (1,000) SHARES OF COMMON STOCK WITHOUT NOMINAL OR PAR VALUE. THIS STOCK SHALL NOT CARRY WITH IT ANY PRE-EMPTIVE RIGHTS.

ALL OR ANY PART OF SAID SHARES OF COMMON STOCK WITHOUT NOMINAL OR PAR VALUE MAY BE ISSUED BY THE CORPORATION FROM TIME TO TIME AND FOR SUCH CONSIDERATION AS MAY BE DETERMINED UPON, OR FIXED BY THE BOARD OF DIRECTORS AS PROVIDED BY LAW.

6. THE CORPORATION WILL COMMENCE BUSINESS WITH THE TOTAL OF ONE HUNDRED (100) SHARES OF COMMON STOCK HAVING A TOTAL VALUATION OF ONE THOUSAND ($1,000) DOLLARS. THE NAMES AND POST OFFICE ADDRESSES OF THE INCORPORATORS AND THE NUMBER OF SHARES SUBSCRIBED FOR BY EACH (THE AGGREGATE OF WHICH SUBSCRIPTION BEING THE AMOUNT OF CAPITAL STOCK WITH WHICH THE CORPORATION COMMENCES BUSINESS) ARE AS FOLLOWS:

NAMES AND ADDRESSES	NUMBER OF SHARES

Philip Lindeman, II	98

Philip L. Chapman	1

Norman Bruck	1

7. THE DURATION OF THE CORPORATION SHALL BE PERPETUAL.

8. THE BOARD OF DIRECTORS SHALL HAVE THE POWER TO ENTER INTO CONTRACTS AND TRANSACTIONS ON BEHALF OF THIS CORPORATION WITH ANY ONE OR MORE OF ITS DIRECTORS OR OFFICERS, AND WITH OTHER FIRMS, ASSOCIATIONS OR CORPORATIONS IN WHICH SUCH DIRECTORS OR OFFICERS MAY BE INTERESTED, EITHER AS MEMBERS, STOCKHOLDERS, OFFICERS OR DIRECTORS; AND IN THE ABSENCE OF FRAUD, NO SUCH CONTRACT OR TRANSACTION SHALL IN ANY WAY BE AVOIDED OR OTHERWISE AFFECTED BY THE FACT THAT ANY ONE OR MORE OF THE DIRECTORS OR OFFICERS OF THIS CORPORATION ARE PARTIES THERETO OR ARE INTERESTED THEREIN, AS AFORESAID, PROVIDED SUCH INTEREST IS DISCLOSED OR KNOWN TO THE BOARD OF DIRECTORS. ANY SUCH INTERESTED DIRECTOR OF THE CORPORATION MAY BE COUNTED IN DETERMINING THE EXISTENCE OF A QUORUM AT ANY MEETING OF THE BOARD OF DIRECTORS OF THE CORPORATION AT WHICH IT AUTHORIZED ANY SUCH CONTRACT OR TRANSACTION, AND MAY VOTE THEREAT TO AUTHORIZE SUCH CONTRACT OR TRANSACTION WITH LIKE FORCE AND EFFECT AS IF HE WERE NOT INTERESTED THEREIN.

9. THE POWER TO MAKE AND ALTER BY-LAWS FOR THE CORPORATION MAY BE EXERCISED BY THE BOARD OF DIRECTORS. BY-LAWS MADE BY THE BOARD OF DIRECTORS MAY BE ALTERED OR REPEALED BY THE STOCKHOLDERS.

IN WITNESS WHEREOF, WE HAVE HEREUNTO SET OUR HANDS AND SEALS THIS 11th DAY of March     , NINETEEN HUNDRED AND SIXTY-THREE.

STATE OF NEW JERSEY)
:	ss.:
COUNTY OF ESSEX )

BE IT REMEMBERED THAT on THIS 11th DAY OF March    , 1963, BEFORE ME, THE SUBSCRIBER, A NOTARY PUBLIC OF NEW JERSEY, PERSONALLY APPEARED PHILIP LINDEMAN, II, PHILIP L. CHAPMAN and NORMAN BRUCK                                 WHO, I AM SATISFIED, ARE THE PERSONS NAMED IN AND WHO EXECUTED THE FOREGOING CERTIFICATE OF INCORPORATION, AND I HAVING FIRST MADE KNOWN TO THEM AND EACH OF THEM THE CONTENTS THEREOF, THEY DID EACH ACKNOWLEDGE THAT THEY SIGNED, SEALED AND DELIVERED THE SAME AS THEIR VOLUNTARY ACT AND DEED.

CERTIFICATE OF

INCORPORATION OF

SUPERMARKETS OIL COMPANY, INC.

DATED: March 11, 1963

HELLRING, LINDEMAN & LANDAU
Counsellors-at-Law
1180 Raymond Boulevard
Newark 2, New Jersey

, Secretary of State of the State of New Jersey, DO HEREBY CERTIFY that the foregoing is a true copy of the CERTIFICATE OF INCORPORATION and the endorsements thereon, as the same is taken from and compared with the original filed in my office on the twelfth day of March A.D. 1963 and now remaining on file and of record therein.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal at Trenton, this twelfth day of March, A.D. 1963.

Robert J. Burkhardt
SECRETARY OF STATE